Exhibit 10.2

Private & Confidential	Nov. 5th, 2013
Attention: Super Micro Computer Taiwan, Inc.

RE: The Summary of Credit Facility

According to Supermicro's needs of debt finance, CTBC Bank Co., Ltd. agrees to provide the indicative bank facilities and terms below.

Product Type	Proposed Line amount	Tenor	Proposed Rate	Notes
Term Loan	NTD 700MM	13 months	I1 + 0.25%	Collateral: Bade factory
OA loan /Term loan	NTD 500MM	13 months	NTD:I1+0.25% USD: COF+0.3%
1. Clean loan
2. each transaction's tenor ≦ 90 days,
3. OA loan needs to provide Invoice and transportation documents once drawn down.
4. OA loan is financed 80% of Invoice amount for each transaction
5.  Term loan is not greater than NTD100MM

•I1 is defined as CTBC’s cost of New Taiwan Dollar fund.
•COF is defined as CTBC’s cost of US Dollar fund.

Collateral:
Bade factory

Term:
1. Above credit lines are totally capped to NTD 1,000MM.
2. AR thruput with us (exclude inter-company) should be at least NTD500MM annually

Tenor: 13 months from 1st Nov., 2013 to 30th Nov., 2014.

We look forward to having the opportunity to work with you to finance this important transaction. Should you have any questions on the above facilities and terms, please feel free to contact us.

Yours faithfully,
/s/ CTBC Bank Co., Ltd.
CTBC Bank Co., Ltd.